                            SHAREHOLDERS AGREEMENT

                           Dated as of May 30, 2001


                                     among



               OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS",

                              ECO TELECOM LIMITED

                                      and

                            TELENOR EAST INVEST AS,


                              as the Shareholders

                                      and

                CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION",

                                as the Company

                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND INTERPRETATION................................................................      1

1.01      Definitions....................................................................................      1
          -----------
1.02      Interpretation.................................................................................     10
          --------------
ARTICLE II MANAGEMENT OF THE COMPANY.....................................................................     10

2.01      Board of Directors; Shareholders...............................................................     10
          --------------------------------

ARTICLE III..............................................................................................     14

REPRESENTATIONS AND WARRANTIES...........................................................................     14

ARTICLE IV TRANSFERS OF SECURITIES.......................................................................     15

4.01      General........................................................................................     15
----      -------
4.02      Transfers and Liens............................................................................     16
          -------------------
4.04      Transfers to Persons Other than Permitted Transferees..........................................     20
          -----------------------------------------------------
4.05      Right of First Refusal.........................................................................     20
          ----------------------
4.06      Required Sale Rights...........................................................................     22
          ---------------
4.07      Co-Sale Rights.................................................................................     22
          --------------
4.08      Closing........................................................................................     23
          -------
4.09      Effectiveness of Transfer......................................................................     23
          --------------------
4.10      Improper Transfers Ineffective.................................................................     24
          ------------------------------
4.11      Information Letter.............................................................................     24
          ------------------
4.12      Other Arrangements.............................................................................     25
          ------------------

ARTICLE V FUNDING COVENANTS; DEBT ACQUISITION; NEW CAPITAL STOCK.........................................     25

5.01      Loans and Financing............................................................................     25
          -------------------
5.02      Capital Increase...............................................................................     25
          ----------------

ARTICLE VI CERTAIN CORPORATE MATTERS.....................................................................     28

6.01      Business Combination...........................................................................     28
          --------------------
6.02      Non-Compete....................................................................................     29
          -----------
6.03      Charter........................................................................................     34
          -------
6.04      Amendment of Charter...........................................................................     34
          --------------------

ARTICLE VII CONFIDENTIALITY..............................................................................     35

ARTICLE VIII BOOKS AND RECORDS; REPORTING................................................................     35

8.01      Maintenance of Books and Records...............................................................     35
          --------------------------------
8.02      Right to Examine Books and Records.............................................................     36
          ----------------------------------
8.03      Reporting......................................................................................     36
          ---------

ARTICLE IX INDEMNIFICATION...............................................................................     36

ARTICLE X TERM AND TERMINATION...........................................................................     37

ARTICLE XI DISPUTE RESOLUTION............................................................................     38

ARTICLE XII MISCELLANEOUS................................................................................     40

12.01     Notices........................................................................................     40
          -------
12.02     Entire Agreement...............................................................................     42
          ----------------
12.03     Waiver.........................................................................................     42
          ------
12.05     No Assignment; Binding Effect; No Third Party Beneficiary......................................     43
          ---------------------------------------------------------

12.06     Governing Law..................................................................................     43
          -------------
12.07     Severability...................................................................................     43
          ------------
12.08     Further Assurances.............................................................................     43
          ------------------
12.09     Headings.......................................................................................     43
          --------
12.10     Counterparts...................................................................................     43
          ------------
12.11     Stop Transfer..................................................................................     43
          -------------

     SHAREHOLDERS AGREEMENT (the "Agreement") dated as of the 30th day of May, 2001, by and among OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS", an open joint stock company organized and existing under the laws of the Russian Federation ("VIP"), Eco Telecom Limited, a company organized and existing under the laws of Gibraltar ("Eco Telecom"), TELENOR EAST INVEST AS, a company organized and existing under the laws of Norway ("Telenor") and CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION", a closed joint stock company organized and existing under the laws of the Russian Federation (the "Company") and such other holders of Securities of the Company as shall be party hereto from time to time.

                                  WITNESSETH

     WHEREAS, the Company currently is a wholly-owned subsidiary of VIP;

     WHEREAS, the Company has agreed to issue and to sell, and Eco Telecom, VIP and Telenor have agreed, or have the right, to subscribe for and purchase, shares of Common Stock and/or Preferred Stock on the terms and subject to the conditions set forth in the Primary Agreement, dated as of the date hereof, by and between the Company, as issuer, and Eco Telecom, VIP and Telenor, as purchasers (the "Primary Agreement");

     WHEREAS, Eco Telecom, VIP, Telenor and the Company desire to enter into this Agreement in respect of certain matters of corporate governance, including the composition of the Board of Directors and the conduct of the affairs of the Company, and to provide certain rights and set certain restrictions in connection with the Common Stock and other Securities of the Company.

     NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms, conditions and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

1.01  Definitions.
      -----------

As used herein, the following terms shall have the following meanings:

"Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

"Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust) or in which any such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest, and any Person who is controlled by any such trust or estate. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and

"under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

"Agreement" has the meaning specified in the preamble.

"Appraiser" shall mean an independent, internationally recognized investment bank or accounting firm which (i) shall have substantial experience in Russian corporate transactions and (ii) shall not be an Affiliate of any Party.

"ARCO" shall mean the Agency for Restructuring of Credit Organizations (Agenstvo po Restruckturizatzii Kreditnykh Organizaziy).

"Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Board" shall mean the Board of Directors of the Company.

"Books and Records" shall mean the documents and information which the Company is obliged to disclose to its shareholders in accordance with the laws of the Russian Federation and the Charter.

"Business" shall mean the cellular mobile telecommunications business (including, without limitation, GSM, UMTS, 3G and other new standards or technologies), it being understood that this shall not include fixed wireless extensions (including, without limitation, Last Mile Digital Subscriber (LMDS), Bluetooth, wireless local area network (wireless LAN), and any form of Digital Subscriber Line (xDSL) services), fixed wireless access (including, without limitation, point to point and point to multipoint), satellite mobile services, mobile Internet portals and related content services, and similar businesses.

"Business Combination" shall mean (i) the merger of the Company into VIP (prisoedinenie), (ii) the purchase by VIP or a wholly owned subsidiary of VIP of all of the issued and outstanding Common Stock of the Company, or (iii) such other form of business combination as the Parties may agree (provided, that the entity which survives the Business Combination shall be listed or quoted on the New York Stock Exchange or a similar, internationally recognized stock exchange or market), in each case, with all of the issued and outstanding Common Stock of the Company to be exchanged for the applicable securities of VIP at the Combination Ratio determined pursuant to Schedule 3 hereto.

"Business Combination Fees" has the meaning specified in Section 6.01(e).

"Business Combination Review" has the meaning specified in Section 6.01(a).

"Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, London, England or New York, New York are authorized or obliged to close.

"CEO" shall mean the individual executive body (edinolichniy ispolnitelniy organ) of the Company, whether the title of such officer is "Chief Executive Officer", "General Director" or otherwise.

"Change of Control" shall mean, with respect to any Party or any Controlling Person of such Party, (a) the sale or other disposition of all or substantially all of such Party's or such Controlling Person's assets, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Party or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (b) the sale or other disposition of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such Party or Controlling Person, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Party or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (c) the merger or consolidation of such Party or Controlling Person with or into another Person or the merger of another Person into such Party or Controlling Person with the effect that any Person or Persons other than the existing shareholders of such Party or Controlling Person prior to such transaction own or control, directly or indirectly, more than fifty (50%) of the securities having ordinary voting power for the election of directors or other governing body of the Person surviving such merger, or the Person resulting from such consolidation or (d) the liquidation or dissolution of such Party or Controlling Person; provided, however, that a Change of Control
                                     --------  -------
shall not include (i) a bona fide underwritten public offering of the capital stock of such Party or any Controlling Person of such Party or (ii) any of (w) the sale of all or substantially all of the assets of Telenor ASA, Telenor Communication AS, Telenor Mobile Communications AS or CTF Holdings Limited, (x) the sale of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of Telenor ASA, Telenor Communication AS, Telenor Mobile Communications AS or CTF Holdings Limited, (y) the liquidation or dissolution of Telenor ASA, Telenor Communication AS, Telenor Mobile Communication AS or CTF Holdings Limited or (z) any merger, consolidation, divestiture or de-merger to which Telenor ASA, Telenor Communication AS, Telenor Mobile Communications AS or CTF Holdings Limited is a party.

"Charter" shall mean the most recent version of the charter (ustav) of the Company, as registered with the Moscow Registration Chamber (Moskovskaya registratsionaya palata) on August 31, 1999, as amended on November 24, 2000 and as it may be amended from time to time.

"Common Stock" shall mean the common stock of the Company, as defined in the Charter.

"Combination Ratio" shall mean the ratio of the Value of the Company divided by the Value of VIP, as determined pursuant to Schedule 3 hereto.

"Company" has the meaning specified in the preamble.

"Consolidated Subsidiary" shall mean, at any time, a consolidated subsidiary of a Person, as identified in such Person's financial statements for the prior fiscal year audited in accordance with GAAP.

"Contract" shall mean any agreement, letter of intent, lease, license, evidence of Debt Obligations, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding.

"Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of such Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

"Controlling Interest" shall mean the ownership or control, direct or indirect, of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of a Person or more than fifty percent (50%) of the partnership or other ownership interest therein (other than as a limited partner of such Person).

"Controlling Person" shall mean, with respect to any Person, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such first Person or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of such first Person).

"Co-Sale Notice" has the meaning specified in Section 4.07(a).

"Damages" has the meaning specified in Article IX.

"Debt Obligations" shall mean, with respect to any Person, any obligations of such Person (i) for borrowed money; (ii) evidenced by notes, bonds, debentures or similar instruments; (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business); (iv) arising out of any credit facility or financial accommodation; (v) in respect of any liabilities and obligations of third parties (referred to in this definition or otherwise) to the extent that they are guaranteed by such Person or such Person has otherwise assumed or become liable for the payment of such liabilities or obligations or to the extent that they are secured by any Lien upon property owned by such Person, whether or not such Person has assumed or become liable for the payment of such liabilities or obligations; (vi) arising under any lease that would be capitalized on the balance sheet of such Person in accordance with GAAP or Russian Accounting Standards (RAS) that is otherwise in substance a financing lease; (vii) arising in respect of any security, any acceptance or documentary credit or any receivables sold or discounted other than on a non-recourse basis; (viii) for trade payables incurred in the ordinary course of business; (ix) arising in connection with damages, fines, penalties, compensatory damages and other charges of similar kind or nature that may be assessed, charged or appraised against such Person under any loan agreement, sale-purchase agreement, delivery of goods (works, services) agreement, lease agreement or any other agreement of commercial nature; (x) arising in connection with any other transaction that, in accordance with GAAP or RAS, results in such obligation being treated as "indebtedness"; (xi) any other monetary obligation of a Person to pay an amount of money in excess of 500 minimum monthly wages (as such minimum monthly wage is determined in accordance with Russian law) to a counter-party either under an agreement or on another basis, including without limitation on the basis of a normative act of a state body (including without limitation payments to state bodies such as taxes, fees or fines) or a judicial decree or Order; and (xii) any other obligations or liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due).

"Debt Transaction" means any transaction by which a Standstill Party directly or indirectly makes any loan or extends any credit to any Protected Party or otherwise becomes an obligee or holds or is a beneficiary of any Debt Obligation of any Protected Party (other than the Telenor Service Obligation Agreement).

"Direct Competitor" shall mean, as at any date of determination, any Person, or any Controlling Person of such Person, or any Controlled Affiliate of any such Controlling Person (other than the Company or VIP or any of their respective Controlled Affiliates), which is engaged in, or proposes to engage in, the Business and which owns or controls a telecommunications license for the Business in the Moscow License Area or in any ten (10) subjects (subyekti) of the Russian Federation for which any of the Company, VIP, or any of their respective Controlled Affiliates holds a telecommunications license for the Business.

"Director" shall mean a member of the Board.

"Eco Telecom" has the meaning specified in the preamble.

"Eco Telecom Contribution Default" has the meaning specified in the Primary Agreement.

"Eco Telecom Guarantee Agreement" shall mean the Guarantee Agreement, dated as of the date hereof, between and among CTF Holdings Limited, Eco Holdings Limited, Telenor, VIP and the Company.

"Endorsement" shall mean an endorsement to this Agreement, in the form of Exhibit A.
---------

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Existing Investments" has the meaning set forth in Section 6.02(b)(ii).

"Final Date" shall have the meaning specified in the Primary Agreement.

"Fair Market Value" shall mean the fair market value of the item to which such term is applied as determined in accordance with the methodology set forth on
Schedule 1 attached hereto.

"First Closing" has the meaning specified in the Primary Agreement.

"Foreclosure Actions" has the meaning specified in Section 4.03(b)(i).

"Foreclosure Notice" has the meaning specified in Section 4.03(b)(i).

"GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

"General Meeting of the Shareholders" shall mean any general meeting of the shareholders (obschee sobraniye aktsionerov) of the Company.

"Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

"Indemnified Person" has the meaning specified in Article IX.

"Independent Director" shall mean any Person who is not an employee, officer, director or other Affiliate (but who may be a consultant or former employee) of any Party, any Controlling Person of such Party or any Controlled Affiliate of such Controlling Person.

"Initiating Shareholder" has the meaning specified in Section 6.01(a).

"Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

"IPO" shall mean the initial underwritten public offering of the Company's Common Stock which results in the listing of the Company's Common Stock (or Common Stock-linked Securities) on a national or international exchange or securities trading facility.

"Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing

"Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

"Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to grant any of the foregoing.

"Management Regulations" shall mean the Management Regulations on the Procedure for the Company to Conclude Transactions with Interested Parties (Rukovodstvo o sdelkakh, v sovershenii kotorykh imeetsya zainteresovannost) to be adopted by the Board in accordance with Section 2.01(e) hereof, pursuant to Sections
11.2.19 and 11.2.22 of the Charter, as a supplement to the provisions set forth in the Charter which are applicable to the Board.

"Moscow License Area" shall mean the city of Moscow and the Moscow region (Moskovskaya Oblast).

"New Securities" has the meaning specified in Section 5.02(a).

"Offer" has the meaning specified in Section 4.04.

"Offer Notice" has the meaning specified in Section 4.05(a).

"Offered Securities" has the meaning specified in Section 4.04.

"Opportunity" has the meaning set forth in Section 6.02(c).

"Option Agreement" shall mean the Option Agreement, as defined in the Primary Agreement.

"Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each case, whether preliminary or final).

"Outstanding Voting Securities" shall mean, collectively, (i) Common Stock, Preferred Stock and any other Securities now or yet to be authorized that ordinarily, and in the absence of contingencies, entitle its holder to vote at any General Meeting of the Shareholders, and that are, at the time specified in the context in which such term is used, issued and outstanding, and (ii) Securities that are, at the time specified in the context in which such term is used, issued and outstanding and convertible into, or exercisable or exchangeable for, any shares of Securities described in clause (i).

"Party" shall mean (i) each of VIP, Eco Telecom and Telenor and (ii) each Person that acquires Securities in accordance with this Agreement and executes an Endorsement.

"Permitted Transferee" shall mean, with respect to any Shareholder, any Controlling Person of such Shareholder, or any Controlled Affiliate of any such Controlling Person or Shareholder.

"Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

"Pledge Arrangement" has the meaning specified in Section 4.03(d).

"Pledge Co-Sale Notice" has the meaning specified in Section 4.03(b)(iii).

"Pledge Notice" has the meaning specified in Section 4.03(a).

"Pledged Securities" has the meaning specified in Section 4.03.

"Pledgee" has the meaning specified in Section 4.03.

"Pledging Shareholder" has the meaning specified in Section 4.03.

"Preferred Stock" shall mean the shares of preferred stock of the Company, as defined in the Charter.

"Preferred Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement substantially in the form of Annex A to Schedule 2.07(a) of the Primary Agreement.

"Preferred Stock Closing" has the meaning specified in the Primary Agreement.

"Primary Agreement" has the meaning specified in the second recital.

"Principal Agreements" has the meaning specified in the Primary Agreement.

"Protected Party" shall mean any of the Company, VIP or any of their respective Controlled Affiliates.

"Purchasing Shareholder" has the meaning specified in Section 4.05(b).

"Registrar" shall mean the duly appointed shareholder registrar of the Company, or any successor thereto, as of the date of this Agreement being the Russian closed joint stock company National Registry Company (Natsionalnaya Registratsionnaya Kompaniya).

"Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between the Company, Eco Telecom, VIP and Telenor.

"Rejection Notice" has the meaning specified in Schedule 3 hereto.

"Required Sale Right" has the meaning specified in Section 4.06.

"Required Sale Securities" has the meaning specified in Section 4.07.

"Review Notice" has the meaning specified in Schedule 3 hereto.

"SEC" shall mean the Securities and Exchange Commission of the United States of America, or any successor thereto.

"Second Closing" has the meaning specified in the Primary Agreement.

"Securities" shall mean Common Stock, Preferred Stock or other capital stock of the Company, whether now authorized or not, or any option, right, subscription, warrant, phantom stock right or other contract right to receive Common Stock or such other capital stock, or securities of any kind whatsoever, that are, or may become, convertible into or exchangeable or exercisable for, Common Stock or such other capital stock.

"Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Selling Shareholder" has the meaning specified in Section 4.04.

"Shareholder Response Notice" has the meaning specified in Section 4.05(b).

"Shareholders" shall mean (i) VIP, for as long as it owns any Securities, (ii) Eco Telecom, after such date that Eco Telecom has purchased Securities in accordance with the terms and conditions of the Primary Agreement, and for so long as Eco Telecom owns any Securities, (iii) Telenor, after such date that Telenor has purchased Securities in accordance with the terms and conditions of the Primary Agreement, and for so long as Telenor owns any Securities and
(iv) each Person that acquires Securities in accordance with this Agreement and executes an Endorsement, in respect of each such Person for as long as such Person owns any Securities (and each of the foregoing, individually, a "Shareholder").

"Specified Legislation" has the meaning specified in the Primary Agreement.

"Specified Percentage" shall mean (i) with respect to the Company, twenty-five percent (25%) plus one (1) share of the Voting Securities or (ii), with respect to VIP, twenty-five percent (25%) plus one (1) share of the issued and outstanding shares of voting capital stock of VIP.

"Standstill Parties" shall mean, with respect to a Party (other than VIP), such Party, its Controlling Persons, its Controlled Affiliates, any Controlled Affiliate of any Controlling Person of such Party and any Person acting on behalf of any of the foregoing, in each case, pursuant to a Contract; provided,
                                                                      --------
however, that for the purposes of this definition, neither VIP, nor any of its
-------
Controlled Affiliates, nor the Company, nor any of its Controlled Affiliates shall be deemed Controlled Affiliates of any Party or any Controlling Person of any Party.

"Telenor" has the meaning specified in the preamble.

"Telenor Guarantee Agreement" shall mean the Guarantee Agreement, dated as of the date hereof, between and among Telenor ASA, Eco Telecom, VIP and the Company.

"Telenor Service Obligation Agreement" shall mean the Telenor Service Obligation Agreement dated as of April 1, 1999, between Telenor Russia AS and the Company.

"Third Closing" has the meaning specified in the Primary Agreement.

"Third Closing Date" has the meaning specified in the Primary Agreement.

"Third-Party Pledge Agreement" has the meaning specified in Section 4.03(a).

"Transfer" shall mean any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any Security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other voting agreement in respect of any Person or instrument (including, without limitation, any of the Securities), whether in a single transaction or a series of related transactions, including without limitation, (a) the direct or indirect enforcement or foreclosure of any Lien or (b) any Change of Control; provided, that nationalization,
                                   --------
expropriation, confiscation, bankruptcy (other than any bankruptcy initiated by the petition of any Party, or any Affiliate of such Party), arrest or any similar Action or Proceeding initiated by any Governmental or Regulatory Authority in respect of any Person or instrument shall not constitute a Transfer.

"UNCITRAL Rules" has the meaning specified in Section 11.01(a).

"Value of the Company" has the meaning specified in Schedule 3 hereto.

"Value of VIP" has the meaning specified in Schedule 3 hereto.

"VIP" has the meaning specified in the preamble.

"Voting Securities" shall mean, collectively, Common Stock, Preferred Stock and any other Securities now or yet to be authorized that ordinarily, and in the absence of contingencies, entitle its holder to vote in any General Meeting of the Shareholders and that are, at the time specified in the context in which such term is used, issued and outstanding.

1.02  Interpretation.
      --------------

Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

      (a) the singular shall include the plural, and the plural shall include the singular;

      (b)   words of any gender shall include the other gender;

      (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

      (d) a reference to any "Articles", "Section", "Schedule" or "Exhibit" is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

      (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

      (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto; and

      (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document.

                                  ARTICLE II
                           MANAGEMENT OF THE COMPANY

2.01   Board of Directors; Shareholders.
       --------------------------------

      (a)   General.  Except as limited by, or otherwise provided in, this
            -------
      Agreement or the Charter, the conduct of the overall business, management and affairs of the Company shall be the responsibility of the Board and the CEO.

      (b)   Composition; Election; Voting.
            -----------------------------
            (i) From and after the date hereof, the Board shall consist of nine (9) Directors. Subject to Section 2.01(b)(ii):

                  (x)   Eco Telecom shall nominate five (5) Directors, including
                        (a) at least one (1) nominee who shall be an Independent Director and

                    (b) at least one (1) nominee who shall also serve on VIP's board of directors; and

               (y) VIP shall nominate four (4) Directors, including (a) two (2) nominees who shall be members of the senior management of VIP, in each case whose initial appointment to such senior management position was approved by the board of directors of VIP, (b) one (1) nominee who shall be a designee of Telenor; provided, however, that if Telenor exercises its
                             --------  -------
                    option(s) to purchase Voting Securities pursuant to the Primary Agreement and, after such purchase, Telenor owns such number of Voting Securities which would entitle Telenor to cumulatively elect two (2) Directors to the Board (assuming that the Directors are elected by the cumulative vote of the shareholders at any General Meeting of the Shareholders, in accordance with the Charter), then two (2) of the Directors nominated by VIP shall be designees of Telenor for so long as Telenor owns at least such amount of Voting Securities and (c) if, at any time after exercising (or declining to exercise, as the case may be) its option(s) to purchase Voting Securities pursuant to the Primary Agreement, Telenor does not own such number of Voting Securities which would entitle Telenor to cumulatively elect two (2) Directors to the Board, then one (1) of the Directors nominated by VIP shall be either a member of the senior management of VIP (whose initial appointment to such senior management position was approved by the board of directors of VIP) or an Independent Director; provided,
                                                                  --------
                    further, that in any event Telenor shall not separately
                    -------
                    nominate any additional Directors to the Board. Notwithstanding the foregoing, until such time as Telenor owns or controls 50% or more of the Voting Securities, then
                    (i) if Telenor has not invested at least $58,500,000 in the Company by exercising its options to purchase Voting Securities at the Second Closing and/or the Third Closing, no more than two (2) Director nominees (including the Directors nominated pursuant to clause (b) hereof) shall be affiliated with Telenor and (ii) if Telenor has invested at least $58,500,000 in the Company by exercising its options to purchase Voting Securities at the Second Closing and/or the Third Closing, no more than three (3) Director nominees (including the Directors nominated pursuant to clause (b) hereof) shall be affiliated with Telenor.

               Notwithstanding the foregoing, if the election of Directors pursuant to this Section 2.01(b)(i) occurs before Eco Telecom and/or Telenor first become Shareholders, then VIP shall nominate the Eco Telecom Director nominees and/or the Telenor Director nominees, as the case may be, pursuant to the written instructions received from the respective nominating Party.

         (ii) Subject to Section 2.01(b)(iii), the provisions of Section 2.01(b)(i) shall terminate on the date on which Eco Telecom (having once obtained ownership or control of at least the Specified Percentage of the Company) owns or controls less than the Specified Percentage of the Company, and on and after such date the Directors shall be elected by the cumulative vote of the shareholders of the Company. Upon such termination, Eco Telecom agrees to use its best efforts to cause the Directors nominated by (or pursuant to the written instructions of) Eco Telecom to resign from the Board as expeditiously as practicable, but in no event later than three (3) Business Days following such event. Following such termination the remaining Directors or, in their failure to do so, the Shareholders, shall take all actions necessary to convene a General Meeting of the Shareholders for the purpose of electing a new Board as promptly as practicable, but in no event shall such meeting be held later than five (5) Business Days after the occurrence of any such termination, and the Shareholders hereby expressly agree to waive any and all notice requirements required to be delivered in connection with such meeting, to the extent permitted by the Laws of the Russian Federation.

         (iii) In the event of an Eco Telecom Contribution Default in connection with the Second Closing, the provisions of Section 2.01(b)(i) shall terminate and all five Directors nominated by (or pursuant to the instructions of) Eco Telecom shall resign from the Board as expeditiously as practicable, but in no event later than three
               (3) Business Days following such event. In the event of an Eco Telecom Contribution Default in connection with the Third Closing, the provisions of Section 2.01(b)(i) shall terminate and four (4) of the five (5) Directors nominated by (or pursuant to the instructions of) Eco Telecom shall resign from the Board as expeditiously as practicable, but in no event later than three
               (3) Business Days following such event. In either such event, the Directors shall thereafter be elected by the cumulative vote of the shareholders of the Company. Following such Eco Telecom Contribution Default the remaining Directors or, in their failure to do so, the Shareholders, shall take all actions necessary to convene a General Meeting of the Shareholders for the purpose of electing a new Board as promptly as practicable, but in no event shall such meeting be held later than five (5) Business Days after the occurrence of any such Eco Telecom Contribution Default, and the Shareholders hereby expressly agree to waive any and all notice requirements required to be delivered in connection with such meeting, to the extent permitted by the Laws of the Russian Federation.

    (c)  Chairman. The Board shall elect the Chairman of the Board by a simple
         --------
    majority vote. Until the earlier to occur of (i) an Eco Telecom Contribution Default or (ii) the date on which Eco Telecom (having once obtained ownership or control of at least the Specified Percentage of the Company) owns or controls less than the Specified Percentage of the Company, the nominees for the position of Chairman of the Board shall be chosen from the Directors nominated by (or pursuant to the instructions of) Eco

     Telecom and may be nominated by any one or more of the Directors. The Chairman of the Board shall not have any specific powers, other than the authority to arrange the work of the Board or as otherwise provided by applicable law and the Charter.

     (d)  Removal of Directors.  VIP has convened a General Meeting of the
          --------------------
     Shareholders on the date hereof for the purpose of electing the new Directors pursuant to the terms of Section 2.01(b)(i). Each Director nominated by (or pursuant to the instructions of) Eco Telecom and elected to the Board shall be obligated to execute the conditional resignation letter in the form of Exhibit B upon such Director's election to the Board,
                           ---------
     which letter shall be countersigned by the Company and held in escrow as the Parties may agree.

     (e)  Approval of Certain Matters. On the date hereof a meeting of the Board
          ---------------------------
     shall be held for the purpose of affording the Directors an opportunity to vote on the matters set forth in the form of protocol annexed hereto as
     Schedule 2.01(e).

     (f)  Deadlock Recommendation. Until the earlier to occur of (i) an Eco
          -----------------------
     Telecom Contribution Default or (ii) the date on which Eco Telecom (having once obtained ownership or control of at least the Specified Percentage of the Company) owns or controls less than the Specified Percentage of the Company, in the event that a deadlock arises with regard to a single, material Board action at two (2) consecutive meetings of the Board convened within a twenty (20) Business Days period, upon the request of any Director, a committee consisting of a representative of each of Eco Telecom, VIP and Telenor shall convene to discuss the deadlock and provide the Board with a non-binding recommendation for how to resolve such deadlock.

     (g)  Vote of Shareholders. The Shareholders hereby agree that they will
          --------------------
     vote, or will cause to be voted, all of their respective Voting Securities at any meeting of shareholders (in person or by ballot) in furtherance of the provisions of this Article II. In addition to the foregoing, until the earlier of (i) the date on which Eco Telecom owns at least 25% plus one (1) share of the Voting Securities of the Company or (ii) the date of an Eco Telecom Contribution Default, VIP shall not take any decisions or actions in its capacity as a shareholder of the Company without the prior written consent of Eco Telecom, with respect to the following: (a) requesting the convocation of a meeting of share holders of the Company, (b) being considered present for quorum purposes at any meeting of shareholders of the Company (whether by being represented personally at a meeting or by submitting a ballot) or (c) voting (or abstaining from voting) any Voting Securities on issues requiring super-majority consent or cumulative voting under the Charter or the Laws of the Russian Federation or with respect to issues under Section 9.2.9 of the Charter; provided, however, that Eco
                                                --------  -------
     Telecom will exercise such rights in furtherance of the provisions of this
     Article II; and, provided, further, that if such Eco Telecom Contribution
                      --------  -------
     Default is caused by any Specified Legislation which prevents the Second Closing or the Third Closing then Eco Telecom shall be given a veto right (as if it owned the Specified Percentage of the Company), for a period of one year following the Second Closing Date or the Third Closing Date, as applicable, with respect to (and only with respect to) the matters set forth in Sections 9.2.1, 9.2.2, 9.2.3 or 9.2.4 (except with respect to capital increases contemplated by the Primary Agreement) of the Charter.

2.02   CEO.
       ---

       (a) Following the date hereof, and subject to Section 2.02(c), the Directors nominated to the Board by (or pursuant to the instructions of) Eco Telecom shall nominate the CEO. The Chairman of the Board shall send written notice of such nomination to all Directors. Each nominee for the position of CEO shall be a person experienced in the Business who meets the criteria set forth on Schedule 2 hereto and who shall be chosen from
                                 ----------
       among those candidates recommended by an internationally recognized executive recruiting firm. Each such CEO nominee shall be considered by the Board within two (2) weeks of being nominated. On the first Business Day of such two-week period, the Directors shall be given the resume of such CEO nominee and a copy of the letter from an internationally recognized executive recruiting firm recommending the CEO nominee, and shall have the opportunity to interview such nominee prior to the vote on such nomination.

       (b) The CEO shall be appointed in accordance with the provisions of the Charter. The CEO shall have the rights and responsibilities granted to general directors under the Laws of the Russian Federation and Section 12 of the Charter; provided that such rights and responsibilities may be expanded or restricted by a decision of the Board in accordance with the Charter. It is hereby acknowledged by the Parties that the rights and responsibilities of the CEO under the Laws of the Russian Federation and
       Section 12 of the Charter are substantially the same as those of the general director of VIP under the Laws of the Russian Federation and
       Section 11 of the charter of VIP, as such rights and responsibilities may be expanded or restricted by the Board or the VIP board of directors, respectively, in accordance with the Charter or the charter of VIP, respectively, in each case to the extent permitted by the Laws of the Russian Federation.

       (c) In the event of an Eco Telecom Contribution Default, or on the date that Eco Telecom, (having once obtained ownership or control of the Specified Percentage of the Company), owns or controls less than the Specified Percentage of the Company, the Directors nominated by (or pursuant to the instructions of) Eco Telecom shall lose the right to nominate the CEO and the CEO will immediately tender to the Board his or her resignation as the CEO.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

3.01   Representations and Warranties of the Parties.
       ---------------------------------------------

VIP, Eco Telecom and Telenor each hereby represent and warrant, in each case severally and not jointly, as of the date of (and after giving effect to) the consummation of such Party's purchase of Securities pursuant to the Primary Agreement, that:

       (a) On each date that such Party purchases such Securities, such Party is the record holder and beneficial owner of such Securities;

       (b) Other than Securities which may be purchased pursuant to the terms of the Primary Agreement, the Preferred Stock Purchase Agreement, the Option Agreement or this Agreement (and, with respect to VIP only, other than Securities owned by VIP as of the date of this Agreement), such Securities are the only shares of capital stock of the Company owned of record or beneficially by such Party;

       (c) With respect to Telenor and VIP only, such Party has sole power of disposition and sole voting power with respect to all of such Securities, with no restrictions on such rights, other than such restrictions on Transfer as arise under applicable United States federal securities laws, Russian federal securities laws, the terms and conditions of this Agreement, the Preferred Stock Purchase Agreement, the Option Agreement and the Registration Rights Agreement;

       (d) With respect to Eco Telecom only, no Person other than Eco Telecom (together with its Controlling Persons) has power of disposition or voting power with respect to any such Securities, and Eco Telecom is not subject to any restrictions on such rights, other than such restrictions on Transfer as arise under applicable United States federal securities laws, Russian federal securities laws, and the terms and conditions of this Agreement, the Preferred Stock Purchase Agreement, the Option Agreement and the Registration Rights Agreement;

       (e) Such Securities are held free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever, except for those arising under this Agreement, the Preferred Stock Purchase Agreement, the Option Agreement and the Registration Rights Agreement; and

       (f) Since the date of this Agreement, there has not been any Change of Control with respect to such Party or any Controlling Person of such Party.

3.02   Representations and Warranties of Subsequent Parties.
       ----------------------------------------------------

Each Person (other than the Parties hereto as of the date hereof) who subsequently becomes a Shareholder hereunder after the date hereof shall make the representations and warranties set forth on Annex 1 to the Endorsement, which representations and warranties shall be incorporated by reference herein, as though made in this Agreement, upon execution of the Endorsement by such Person.


                                  ARTICLE IV

                            TRANSFERS OF SECURITIES

4.01   General.
       -------

       (a) The provisions of this Article IV shall be applicable to all Securities owned, directly or indirectly, by a Party or hereafter Transferred to a Party in any manner whatsoever.

       (b) For the purposes of this Article IV, the fees and expenses incurred in determining the Fair Market Value of any Securities shall be divided pro rata among the Shareholders who are party to the relevant transaction, in proportion to the amount of Securities purchased or sold by such Shareholder, as the case may be.

4.02   Transfers and Liens.
       -------------------

       (a) Except as provided in this Article IV, no Party may Transfer any or all of its Securities to, or create or permit any Lien on any Securities in favor of, any Person.

       (b) Notwithstanding Section 4.04, a Shareholder may Transfer any or all of its Securities to a Permitted Transferee at any time without compliance with Sections 4.05, 4.06 or 4.07; provided, that such
                                                    --------
       Permitted Transferee executes an Endorsement, in accordance with Section
       4.09 hereof, at the time of such Transfer.

       (c) Notwithstanding anything to the contrary contained herein, no Party may Transfer (or permit the Transfer of) any Securities to, or create or permit a Lien upon any Securities in favor of, any Person (including, without limitation, any Permitted Transferee) who is a Direct Competitor.

       (d) Notwithstanding Section 4.04, Eco Telecom (or any Controlled Affiliate of Eco Telecom) may Transfer any or all of its Securities to Telenor or a Controlled Affiliate of Telenor ASA in accordance with the terms of the Option Agreement at any time without compliance with Sections 4.05, 4.06 or 4.07; provided, that Telenor (or any such
                                    --------
       Controlled Affiliate of Telenor ASA) executes an Endorsement in accordance with Section 4.09 hereof.

       (e) Until the earlier to occur of the second anniversary of the First Closing or an Eco Telecom Contribution Default, VIP shall not Transfer to any Person other than a Permitted Transferee any Voting Securities which it now owns or which it hereafter acquires.

       (f) Notwithstanding anything to the contrary contained herein, Eco Telecom shall not Transfer (including any Transfer pursuant to any co-sale rights under this Article IV), or permit the Transfer of, any shares of Preferred Stock to, or create or permit a Lien upon any shares of Preferred Stock in favor of, any Person, except that any Transfer required by Eco Telecom pursuant to the terms of the Preferred Stock Purchase Agreement or the Primary Agreement shall be expressly permitted hereunder and shall be an express obligation of Eco Telecom hereunder.

4.03   Pledge.
       ------

Any Shareholder (a "Pledging Shareholder") may pledge Securities to any Person (a "Pledgee") to secure a bona fide obligation, provided that the following
                                                --------
terms and conditions are satisfied:

       (a) Within three (3) Business Days of the pledge of any Securities to a Pledgee or the execution of any agreement with a Pledgee concerning such a pledge (a "Third-Party Pledge Agreement"), the Pledging Shareholder shall give (i) written notice of the pledge (the "Pledge Notice") to each of the non-pledging Shareholders (each, a "Non-Pledging Shareholder" and collectively, the "Non-Pledging Shareholders"), which Pledge Notice shall set forth the identity of the Pledgee, the amount and term of financing being secured by the pledge, and the number of Securities pledged thereby (the "Pledged Securities"), (ii) copies of the relevant pledge agreement, which pledge agreement shall be delivered subject to the confidentiality provisions set forth in
       Article VII hereof and (iii) a written acknowledgement from the Pledgee (which acknowledgement may be included in the Third-Party Pledge Agreement) that the Pledgee agrees to the terms and conditions of this
       Section 4.03.

       (b) The pledge shall be governed by a Third-Party Pledge Agreement, which shall be binding on the Pledgee and which shall provide that:

            (i) The Pledgee, prior to taking any actions to enforce its rights in or to the Pledged Securities (including, but not limited to, any foreclosure upon, sale of, or acceptance of title to, the Pledged Securities) (a "Foreclosure Action"), shall give at least forty-five (45) days prior written notice of such intention (a "Foreclosure Notice") to each of the Non-Pledging Shareholders;

            (ii) Upon receipt of such Foreclosure Notice, each of the Non-Pledging Shareholders shall have the right, at the option of such Non-Pledging Shareholders to be exercised not later than forty-five (45) days after receipt of such Foreclosure Notice, to purchase from the Pledgee (pro rata according to the respective percentage of Voting Securities owned by each Non-Pledging Shareholder exercising its purchase rights hereunder (each, a "Purchasing Shareholder" and collectively, the "Purchasing Shareholders") relative to the total number of Voting Securities owned by all other Purchasing Shareholders, or in such other proportion as such Purchasing Shareholders may agree among themselves) the underlying obligation (or portion thereof) at a purchase price equal to the lesser of
                  (a) the Fair Market Value of the Pledged Securities being purchased by such Purchasing Shareholder, as determined without taking into account any decrease in value resulting from the pledge or (b) the principal amount of the relevant underlying obligation being purchased by such Purchasing Shareholder, plus any interest, penalties and other similar payments (if any) accrued and owing thereon up to, but excluding, the purchase date thereof. For the avoidance of doubt, if the Purchasing Shareholder(s) exercise their right to purchase the underlying obligation hereunder, the Purchasing Shareholder(s) shall be obligated to purchase, and the Pledgee shall be obligated to sell, the underlying obligation in whole and not in part; provided, that if there
                                                       --------
                  is more than one Purchasing Shareholder, the purchase of such underlying obligation shall be apportioned among the Purchasing Shareholders in accordance with the immediately preceding sentence. The Purchasing Shareholder(s)' purchase of the underlying obligation from the Pledgee shall be effective upon delivery of a purchase notice by the Purchasing Shareholder(s) to the Pledgee, and such purchase shall not require the Pledgee's consent. The Transfer of the relevant underlying obligation to each Purchasing Shareholder shall be effective upon payment of the relevant purchase price to the Pledgee by each such Purchasing Shareholder, which payment shall be effected not later than forty-five (45) calendar days after receipt of the Foreclosure Notice.

                  Concurrently with such purchase of the underlying obligation (or portion thereof), the Third-Party Pledge Agreement shall be automatically assigned to the Purchasing Shareholder(s). Thereafter, the Pledging Shareholder shall Transfer the relevant Pledged Securities to each such Purchasing Shareholder, free and clear of all Liens, in exchange for cancellation of the underlying obligation with respect to such Pledged Securities, without any additional purchase price owed or payable with respect thereto. For the avoidance of doubt, the Pledged Securities shall be apportioned among each Purchasing Shareholder based on the pro rata amount of the underlying obligation purchased by each such Purchasing Shareholder;

          (iii) If a Pledging Shareholder has entered into any Pledge Arrangement (as defined in Section 4.03(d)) then the Purchasing Shareholders or, if there are no Purchasing Shareholders, any other Non-Pledging Shareholder, shall have the right to purchase from the Pledging Shareholder such number of Securities which are the subject of any such Pledge Arrangement, at a purchase price equal to the Fair Market Value of such Securities. Any such sale shall be consummated within 180 days after the date of receipt of the Foreclosure Notice. For avoidance of doubt, the right set forth in this
                  Section 4.03(b)(iii) shall exist regardless of whether or not the Pledgee decides to exercise its rights under such Pledge Arrangement. If the Purchasing Shareholders or any Non-Pledging Shareholders, as applicable, waive in writing (or fail to exercise within such 180-day period) their rights to purchase the Securities that are the subject of the Pledge Arrangement, the Pledging Shareholder may Transfer such Securities to the Pledgee free of any right of first refusal of the Non-Pledging Shareholders pursuant to Section 4.05 hereof, provided that such Transfer occurs within ninety (90) days of the expiration of such 180-day period;

          (iv) If any Foreclosure Action would result in the Transfer of Securities such that a Person, together with any of its Affiliates (other than VIP and any of its Controlled Affiliates), would acquire a Controlling Interest in the Company, and the Non-Pledging Shareholders do not elect to purchase in the aggregate all of the Pledged Securities pursuant to Section 4.03(b)(ii), then the Non-Pledging Shareholders shall each have the right, exercisable by written notice to the Pledging Shareholder and the Pledgee (a "Pledge Co-Sale Notice") within forty-five (45) days from delivery by the Pledgee of the Foreclosure Notice, to elect to sell in the proposed Transfer of Pledged Securities to such Person, all or any portion of such Non-Pledging Shareholders' Securities free and clear of any Liens other than obligations under this Agreement. The Transfer of Securities by the Non-Pledging Shareholders pursuant to a Pledge Co-Sale Notice shall be at a price equal to the Fair Market Value thereof or, at the election of such Non-Pledging Shareholders, such other price as may be agreed between the Pledgee and the Non-Pledging Shareholders electing to Transfer their

                  Securities hereunder (which shall not be less than the Fair Market Value thereof). Failure of any Non-Pledging Shareholders to provide a Pledge Co-Sale Notice within such forty-five (45) day period shall be deemed an election by such Non-Pledging Shareholder not to participate in the proposed Transfer pursuant to this Section 4.03(b)(iv);

          (v) Each Non-Pledging Shareholder shall be an express third-party beneficiary of the Third-Party Pledge Agreement (and the Pledge Arrangement, if any) with respect to each such Non-Pledging Shareholder's rights set forth under this Agreement;

          (vi) In the event that the Pledged Securities are Transferred, the transferee which acquires the Securities agrees to be bound by the terms and conditions of this Agreement and to execute an Endorsement; and

          (vii) In the event that the Option Agreement is in effect at the time when a Pledging Shareholder enters into a pledge, such pledge shall be subject to all rights of Telenor and its Permitted Transferees set forth in the Option Agreement with respect to the VIP-R Call Option (as defined therein) and the Pledgee shall agree to deliver all Pledged Securities subject to the VIP-R Call Option (and release all such Pledged Securities from the pledge) in accordance with the terms of the VIP-R Call Option upon exercise thereof in exchange for, and upon payment by Telenor of, the VIP-R Call Option Exercise Price (as defined in the Option Agreement).

     (c) The Pledgee shall not be an Affiliate of such Pledging Shareholder and shall be either:

          (i) A licensed Russian bank with equity capital of at least $200,000,000 which is not subject to ARCO administration and in which ARCO does not possess any controlling or blocking rights; or

          (ii) A foreign (i.e., non-Russian) bank with an investment grade rating from Moody's Corporation (i.e., Baa or higher) or Standard & Poor's (i.e., BBB or higher), as such ratings are determined at the time of the pledge; or

          (iii) Any other lender or supplier of vendor financing for the Company that has a long term debt rating of Baa or higher from Moody's Corporation or a rating of BBB or higher from Standard & Poor's, as such ratings are determined at the time of the pledge.

     (d) Any arrangement (a "Pledge Arrangement") which (i) provides the Pledgee (or any of its Affiliates, designees, successors or assigns) with the opportunity to obtain such number of Voting Securities which, together with the Pledged Securities, equals or exceeds the Specified Percentage of the Company or (ii) requires the Pledging Shareholder to sell to any Person (whether in connection with an auction or otherwise), such number of Voting Securities which, together with the Pledged Securities, equals or exceeds the Specified Percentage of the Company, shall be disclosed to the Non-Pledging

     Shareholders in the Pledge Notice; provided, however, that in no event may
                                        --------  -------
     a Pledging Shareholder enter into any such Pledge Arrangement unless such Pledge Arrangement is entered into in connection with a pledge by such Pledging Shareholder of Pledged Securities which represents at least 24% of the Voting Securities of the Company and which otherwise complies with this
     Section 4.03.

     (e) Such Pledged Securities shall be pledged to the Pledgee under one pledge only, and the underlying obligation secured by such pledge shall not be secured by any collateral other than the Pledged Securities.

     (f) No Shareholder (or group of Shareholders) may pledge Securities to any one Pledgee which, together with its Affiliates, owns, controls and/or has pledged to it (or them) Securities which represent 25% or more of the Voting Securities.

     (g)  Any breach by the Pledgee of any provision set forth in this Section
     4.03 to be observed by the Pledgee shall be deemed a breach of this Agreement by the Pledging Shareholder.

4.04 Transfers to Persons Other than Permitted Transferees.
     -----------------------------------------------------

Any Shareholder (a "Selling Shareholder") may sell or otherwise effect the physical disposition of (but in no event may otherwise Transfer) any or all of such Selling Shareholder's Securities (the "Offered Securities") to any Person from whom the Selling Shareholder receives a bona fide offer (whether or not such offer is solicited by the Selling Shareholder) that such Selling Shareholder desires to accept (an "Offer"); provided, that such Selling
                                            --------
Shareholder complies with Sections 4.05, 4.06 and 4.07 prior to effecting any such sale or disposition; and provided, further, that Transfers in connection
                              --------  -------
with Foreclosure Actions shall be governed by Section 4.03 rather than Sections 4.05, 4.06 and 4.07.

4.05 Right of First Refusal.
     ----------------------

     (a) A Selling Shareholder, before accepting any Offer, shall first give sixty (60) days prior written notice of such Offer (the "Offer Notice") to the other Shareholders. The Offer Notice shall set forth (i) the identity of the third-party offeror (including its Controlling Persons) (the "Third Party Offeror"), (ii) the number and type of Offered Securities subject to the Offer, (iii) the purchase price per share in cash of the Offer (or, if the Offer consists in whole or in part of non-cash consideration, a description of such non-cash consideration, the Selling Shareholder's proposed good faith determination of the fair market value per share thereof and any valuation by the Third Party Offeror of such non-cash consideration) and (iv) if applicable, notice of the exercise of its Required Sale Right pursuant to Section 4.06 hereof.

     (b) Upon receipt of the Offer Notice, the other Shareholders shall each have the first right and option to elect to purchase, for cash, in the aggregate, all (but not less than all) of the Offered Securities (pro rata according to the respective percentage of Voting Securities owned by each of the other Shareholders prior to the giving of the Offer Notice relative to the total number of Voting Securities owned by such other Shareholders prior to the giving of the Offer Notice, or in such other proportion as such other Shareholders electing to purchase such Offered Securities may agree among themselves) at the purchase price and on the terms and conditions set forth in the Offer Notice, such election to be made by the other Shareholders by written notice delivered to the Selling Shareholder (a "Shareholder Response Notice") within forty-five (45) days from the date of receipt of the Offer Notice. Failure of any other Shareholder to provide a Shareholder Response Notice within such forty-five (45) day period shall be deemed an election by such Shareholder not to purchase any of the Offered Securities. If the purchase price set forth in the Offer Notice consists in whole or in part of non-cash consideration, the Shareholder(s) electing to purchase the Offered Securities (the "Purchasing Shareholder(s)") shall pay such portion of the consideration in cash equal to the Fair Market Value thereof.

     (c) In the event of any election by the other Shareholders to purchase in the aggregate all of the Offered Securities, a single closing for the purchase of all of the Offered Securities shall be held at the time and place designated by the Purchasing Shareholder(s), but in any event no later than one hundred eighty (180) days following receipt of the Offer. At such closing, the Selling Shareholder shall deliver to the Purchasing Shareholder(s), against payment of the purchase price, the Offered Securities, free and clear of all Liens, and documents required to cause the Registrar to enter the sale in the Company's share register.

     (d) In the event that the other Shareholders do not elect to purchase in the aggregate all of the Offered Securities in accordance with Section 4.05(b), the Selling Shareholder (i) shall not be required to sell any of the Offered Securities to any of the other Shareholders and (ii) subject to
     Section 4.07, may, within one hundred eighty (180) days following receipt of the Offer, Transfer to the Third Party Offeror identified in the Offer Notice all (but not less than all) of the Offered Securities for a purchase price payable in cash (or, if the Offer Notice states that the purchase price consists in whole or in part of non-cash consideration, such non-cash consideration stated therein) equal to or greater than the purchase price specified in the Offer Notice and otherwise on the same terms and conditions specified in the Offer Notice. Such Transfer shall be made in accordance with and subject to Section 4.09. If the Selling Shareholder fails to effect the Transfer of the Offered Securities on such terms and within such time period, then such proposed Transfer or any other proposed Transfer shall again become subject to the provisions of this Section 4.05.

     (e) Other than as provided in this Article IV, without the prior written consent of the Selling Shareholder, the other Shareholders shall not negotiate with, or sell any of their Securities to, the Third Party Offeror identified in the Offer Notice until the earliest of (i) one hundred eighty
     (180) days following receipt of the Offer by the Selling Shareholder, (ii) the Transfer of the Offered Securities by the Selling Shareholder or (iii) the termination of the Offer by the Selling Shareholder.

     (f) In the event of an Eco Telecom Contribution Default, neither Eco Telecom nor its Permitted Transferees which are Affiliates (other than VIP or any of its Controlled Affiliates) shall have any rights under this
     Section 4.05, but shall remain subject to all obligations hereunder; provided, however, that if such Eco Telecom Contribution Default
     --------  -------
      is caused by any Specified Legislation which prevents the Second Closing, any rights granted to Eco Telecom pursuant to this Section 4.05 shall not be suspended.

4.06  Required Sale Rights.
      --------------------

If the Offer described in Section 4.04 is delivered after the fifth (5th) anniversary of the execution of this Agreement and is for a number of Offered Securities such that, following such Transfer, the Third Party Offeror identified in the Offer Notice, together with any Affiliate thereof (other than VIP or any of its Controlled Affiliates), would hold a Controlling Interest in the Company, and the other Shareholders do not elect to purchase in the aggregate all of the Offered Securities pursuant to Section 4.05, then such Selling Shareholder shall have the right (the "Required Sale Right") to require all, but not less than all, other Shareholders to sell to such Third Party Offeror a number of Securities (other than Preferred Stock) owned by each other Shareholder in an amount equal to (i) the number of Securities (other than Preferred Stock) owned by such other Shareholder multiplied by (ii) a fraction, the numerator of which is the number of Securities to be Transferred by the Selling Shareholder, and the denominator of which is the total number of Securities owned by the Selling Shareholder immediately prior to such proposed Transfer, which in any event shall equal an amount not greater than the number of shares to be sold by the Selling Shareholder; provided, however, that neither
                                                 --------  -------
Eco Telecom nor its Permitted Transferees which are Affiliates (other than VIP or any of its Controlled Affiliates) shall have any rights under this Section
4.06 (but shall remain subject to all obligations hereunder) if there has been an Eco Telecom Contribution Default; provided, that if such Eco Telecom
                                     --------
Contribution Default is caused by any Specified Legislation which prevents the Second Closing, any rights granted to Eco Telecom pursuant to this Section 4.06 shall not be suspended. The Selling Shareholder shall exercise its Required Sale Right by reference thereto in the Offer Notice, which shall state the number of Securities that the Selling Shareholder is requiring each of the other Shareholders to sell. Failure by the Selling Shareholder to set forth its Required Sale Right in the Offer Notice shall be deemed a waiver by the Selling Shareholder of its Required Sale Right with respect to such Offer. The sale of Securities by the other Shareholders pursuant to this Section 4.06 shall be on the same terms and conditions as are set forth in the Offer Notice, except that
(A) the purchase price shall be paid in cash and (B) the purchase price per share shall be the greater of (x) the purchase price per share stated in the Offer Notice and (y) the Fair Market Value per share of the Securities as of the date of delivery of the Offer Notice.

4.07  Co-Sale Rights.
      --------------

      (a) If the Offer described in Section 4.04 is for a number of Offered Securities such that, as a result of such Transfer, the Third Party Offeror, together with any of its Affiliates (other than VIP or any of its Controlled Affiliates), would beneficially hold a Controlling Interest in the Company, and the other Shareholders do not elect to purchase in the aggregate all of the Offered Securities pursuant to Section 4.05, and either (i) the Selling Shareholder does not exercise its Required Sale Right in respect of such Transfer or (ii) the number of Securities of each other Shareholder, respectively, with regard to which such Selling Shareholder exercises its Required Sale Right ("Required Sale Securities") is less than all of the Securities owned, respectively, by each other Shareholder, then each other Shareholder shall have the right, exercisable by written notice to the Selling Shareholder (a "Co-Sale Notice") within sixty (60) days from delivery by the Selling Shareholder of the Offer Notice, to elect to sell in the proposed Transfer of Offered Securities to such Third Party Offeror, all or any portion of such other Shareholder's Securities free and clear of any Liens other than obligations under this Agreement (other than any Required Sale Securities); provided, however, that neither Eco
                                          --------  -------
      Telecom nor its Permitted Transferees which are Affiliates (other than VIP or any of its Controlled Affiliates) shall have any rights under this
      Section 4.07 (but shall remain subject to all obligations hereunder) if there has been an Eco Telecom Contribution Default; provided, that if such
                                                          --------
      Eco Telecom Contribution Default is caused by any Specified Legislation which prevents the Second Closing, any rights granted to Eco Telecom pursuant to this Section 4.06 shall not be suspended. The Transfer of Securities by the other Shareholders pursuant to a Co-Sale Notice shall be at the purchase price and on the same terms and conditions set forth in the Offer Notice; provided, however, that, notwithstanding the foregoing,
                        --------  -------
      if the Third Party Offeror identified in the Offer Notice, together with any of its Affiliates (other than VIP or any of its Controlled Affiliates), beneficially holds a Controlling Interest in the Company as a result of more than one Transfer of Securities by the same Selling Shareholder and/or its Affiliates, then the purchase price of the Transferred Securities pursuant to such Co-Sale Notice shall be paid to each other respective Shareholder in cash in an amount equal to the greatest of (x) the purchase price per share stated in any applicable Offer Notice, (y) the highest purchase price per share paid by the Third Party Offeror in any such Transfer and (z) the Fair Market Value per share of the Securities as of the date of delivery of any applicable Offer Notice. Failure of any of the other Shareholders to provide a Co-Sale Notice within such sixty (60) day period shall be deemed an election by such Shareholder not to participate in the proposed Transfer pursuant to this Section 4.07.

      (b) In the event any of the other Shareholders gives a Co-Sale Notice, the Selling Shareholder shall have the option to (i) cause the Third Party Offeror to purchase both the Offered Securities (including any Required Sale Securities) and the additional Securities to be Transferred by such other Shareholders pursuant to the Co-Sale Notice or (ii) cancel such Transfer to the Third Party Offeror.

4.08  Closing.
      -------

The closing of any Transfer of Securities pursuant to Section 4.06 or 4.07 shall be held at the time and place designated by the purchaser(s). At the closing of such Transfer, (i) each Shareholder participating in the Transfer shall deliver to the purchaser(s) its Securities to be Transferred to the purchaser(s) free and clear of all Liens and documents required to cause the Registrar to amend the Company's share register to reflect the Transfer and (ii) such purchaser(s) shall pay the purchase price for such Securities and deliver an Endorsement to the Company and the Shareholders.

4.09  Effectiveness of Transfer.
      -------------------------

      (a) Securities Transferred in accordance with the terms and conditions of this Agreement shall remain subject to the provisions of this Agreement; provided, that no proposed Transfer of Securities shall be effective, nor
      --------
      shall the Company authorize any proposed Transfer to be recorded by the Registrar in the Company's share register, unless and until the proposed transferee, including, but not limited to, any Permitted Transferee, agrees in writing to assume and be bound by the provisions of this Agreement by executing and delivering to the Company and each other Shareholder an Endorsement. Following delivery of such Endorsement, the transferee shall be deemed to be a Shareholder for purposes of this Agreement, and shall be entitled to all rights and subject to all obligations of Shareholders under this Agreement. Notwithstanding the foregoing provisions of this
      Section 4.09(a), at any time following an IPO the provisions of this
      Article IV shall not apply to any Transfer of Securities by a Shareholder conducted through the New York Stock Exchange or any other national or international exchange or securities trading facility on which the Company's Securities are then listed and traded and, in each such case the Securities so acquired shall not be subject to this Agreement, and the transferee shall not be entitled to any rights or subject to any obligations of the transferor Shareholder under this Agreement.

      (b) A Shareholder which effects a Transfer of all of such Shareholder's Securities in accordance with the terms of this Agreement shall, after giving effect to such Transfer, cease to be a Party to, or be bound by the terms of, this Agreement from and after the date of such Transfer. Notwithstanding the foregoing, no Transfer shall be deemed to relieve the transferor Shareholder of any obligations of such Shareholder pursuant to this Agreement accruing, or resulting from actions or omissions of such Shareholder occurring prior to the date of such Transfer.

4.10  Improper Transfers Ineffective.
      ------------------------------

Any purported Transfer of, or creation or permission of a Lien upon, any Securities that is in violation of the provisions of this Agreement shall be void and of no force or effect whatsoever, and, to the extent within the Company's control, the Company shall not permit the Registrar to record any such event on the Company's share register or treat any such transferee as the owner or pledgee of such Securities for any purpose. Without prejudice to any other rights or remedies of any Party or the Company, if any Party effects a Transfer of any Securities to any Person in violation of this Article IV, then any transferee of such Securities shall receive and hold any and all such Securities so Transferred without any of the rights, but subject to all of the obligations, set forth in this Agreement.

4.11  Information Letter.
      ------------------

The Company will use its reasonable efforts, to the extent permitted by the laws of the Russian Federation and regulations applicable to the Registrar, to cause the Registrar to deliver with each (i) share extract issued in due course in respect of Common Stock and Preferred Stock of the Shareholders, or (ii) copy of the register of the Company as permitted by the laws of the Russian Federation, an original information letter on the Registrar's letterhead executed on behalf of the Registrar which shall contain (in addition to the addressee's details) a Russian translation of the following text: "THE STOCK OF THE COMPANY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER (AND PLEDGE) AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 30, 2001, COPIES OF WHICH MAY BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE." (the "Information Letter"). The Company shall receive a copy of each such Information Letter and shall maintain the list of any written requests to provide copies of the

Shareholders Agreement. Each Shareholder shall be entitled to receive from the Company copies of any such written requests or Information Letters.

4.12  Other Arrangements.
      ------------------

      (a) Except for the Principal Agreements, no Party shall grant any proxy or enter into or agree to be bound by any understanding or any voting trust, voting proxy or other voting agreement with respect to any Securities, nor shall any Party enter into any shareholders agreement or arrangement of any kind (whether written or oral) with any Person with respect to any Securities, including, without limitation, any agreement, understanding or arrangement with respect to the acquisition, ownership, transfer or other disposition or voting of Securities, nor shall any Party act, for any reason, as a member of a group or in concert with any other Person in connection with the acquisition, transfer or other disposition or voting of Securities in any manner which is inconsistent with any obligation of such Party under this Agreement, provided that each Party shall be permitted to Transfer its Securities in accordance with the terms of this Agreement.

      (b) Without prejudice to any other rights or remedies of any Party to this Agreement, if any representation and warranty made by any Party in
      Article III hereof is shown to have been false or misleading when made or confirmed, or if any Party violates the provisions of this Article IV, the rights of such Party under this Agreement and the Registration Rights Agreement shall terminate forthwith, but such Party shall continue to be bound by all of its obligations hereunder and thereunder.

                                   ARTICLE V
            FUNDING COVENANTS; DEBT ACQUISITION; NEW CAPITAL STOCK

5.01  Loans and Financing.
      -------------------

Each of the Parties agrees to use its reasonable best efforts and utilize its existing banking and vendor relationships to ensure that commercial loans and vendor financing on commercially favorable terms are made available to the Company. No Party shall be obligated to guarantee or provide any security in furtherance of such loans or financing.

5.02  Capital Increase.
      ----------------
      (a) From the date hereof through the second (2nd) anniversary of the First Closing, unless otherwise agreed by all of the Shareholders, and other than in connection with any issuance of Common Stock and/or Preferred Stock pursuant to the Primary Agreement or in connection with the financing of an acquisition of any Opportunity pursuant to Section 6.02(c)(iii) hereof, no Party shall take any action, including, but not limited to, voting of any Securities, in favor of the sale or issuance by the Company of any Securities ("New Securities"); provided, that New
                                                        --------
      Securities shall not include (i) Securities purchased or to be purchased by a Party under the Primary Agreement; (ii) any borrowing or debt securities that are not, and will not become, convertible into or exchangeable for Securities; and (iii) Securities issued in connection with any share split, share consolidation, share dividend or recapitalization of the Company; provided, further, that the restriction
                                       --------- -------
      contained in this Section 5.02 shall no longer apply if there has been an Eco Telecom Contribution Default.

      (b) The Parties shall exercise (a) their rights and powers as holders of the Company's Securities, and (b) their rights and powers granted hereunder to, and the Company shall, ensure that the Company fulfills all of its obligations under the Primary Agreement and the Preferred Stock Agreement to (i) issue a sufficient number of Securities to satisfy the issuance of Securities to Eco Telecom in connection with the Preferred Stock Closing, the Second Closing and the Third Closing and any Securities required to be issued to Telenor and VIP upon exercise of their options in accordance with, and as defined in, the Primary Agreement, and (ii) to repurchase shares of Preferred Stock and subsequently dispose of such shares of Preferred Stock as set forth in the Primary Agreement and the Preferred Stock Agreement.

5.03  Debt Acquisition.
      ----------------

      (a) A Party and its other Standstill Parties may enter into any Debt Transactions if and only if such Party and its Standstill Parties comply with the provisions of this Section 5.03.

      (b) In the event a Party or any of its other Standstill Parties enters into a Debt Transaction, such Party shall, and shall procure that its other Standstill Parties shall:

           (i) Provide written notice thereof to the Protected Party (with a copy to the Company) within 10 days of entering into a Debt Transaction, which notice shall constitute an offer to such Protected Party (an "Offer Notice") (which offer shall be legally binding on the Standstill Party upon acceptance by such Protected Party or the Company or the Company's designee on behalf of such Protected Party; provided such designee is either a recognized financial institution or telecommunications equipment vendor of the Company, VIP or the Protected Party) to sell to such Protected Party, the Company or the Company's designee, such Debt Obligation (and, if applicable, the underlying obligation to which such Debt Obligation relates, such underlying obligation or Debt Obligation, as applicable, being the "Relevant Obligation") at a purchase price equal to the lesser of the Fair Market Value thereof, or one hundred percent (100%) of the aggregate unpaid principal amount of the Relevant Obligation plus any accrued interest and other amounts, if any, owing under the Relevant Obligation up to (but excluding) the purchase date thereof.

          (ii) Within ten (10) Business Days from the date of notice of an intention to accept such offer by the Protected Party, the Company or the Company's designee, the Standstill Party shall provide a copy of the document(s) evidencing the outstanding amount of the Relevant Obligation and a calculation of the purchase price thereof showing the amount of unpaid principal, any accrued interest thereon and any other amounts owing thereunder, as well as the basis for determining the Fair Market Value thereof ("Price Notice"). Within five (5) Business Days from the date of receipt of the Price Notice, the Protected Party, the Company or the Company's designee shall notify the Standstill Party whether it accepts the offer at such time and, if so, shall purchase such Relevant Obligation at such time. If the Protected Party, the Company or the Company's designee, as applicable, do not accept such offer at such time, the provisions of this Section 5.03(b) shall remain in effect with respect to such Relevant Obligation.

          (iii) The Standstill Party shall not be restricted from selling or otherwise disposing of the Relevant Obligation at any time prior to the acceptance of the Offer Notice in accordance with the terms hereof; provided, however, that the Standstill Party shall
                              --------  -------
                provide written notice to the Protected Party (with a copy to the Company) within ten (10) days of such sale or disposition.

     (c) In the event a Party or any of its other Standstill Parties enters into a Debt Transaction, such Party shall, and shall procure that its other Standstill Parties shall, prior to initiating or participating in any enforcement action or bankruptcy proceeding against any Protected Party with respect to any Debt Obligation, provide at least 90 days prior written notice thereof to the Protected Party (with a copy to the Company) and adhere to the procedures set forth in Section 5.03(b)(i) and 5.03(b)(ii).

     (d) In the event a Party or any of its other Standstill Parties initiates or participates in the initiation of any enforcement action or bankruptcy proceeding against any Protected Party with respect to any Debt Obligation without adhering to the provisions of Section 5.03(c), such Party shall, and shall procure that its other Standstill Parties shall, immediately file all papers necessary to terminate or cause the termination of such action or proceeding within five (5) Business Days of receiving notice from the Protected Party, the Company or any Party that the entity against whom such bankruptcy proceeding was initiated is a Protected Party, and shall thereafter use its best efforts to ensure that such enforcement action or bankruptcy proceeding is terminated, and immediately thereafter or simultaneously with such actions, the relevant Standstill Party shall make an offer to sell to such Protected Party (which offer shall be legally binding on the Standstill Party upon acceptance by such Protected Party or the Company or the Company's designee, as the case may be, on behalf of such Protected Party) and shall sell such Relevant Obligation to the relevant Protected Party or the Company or the Company's designee, as the case may be, pursuant to Section 5.03(b), if such offer is accepted.

     (e)  Any breach of Section 5.03(b) shall be deemed cured and no violation
     of Section 5.03(b) shall be deemed to have occurred or to exist if:    (x)
     the aggregate principal amount of the Relevant Obligation is less than US$10,000,000 (calculated without any accrued interest, penalties or other similar amounts thereon), and (y) the terms of Section 5.03(b) are complied with immediately upon the Party becoming aware of it or any of its Standstill Parties have entered into the Debt Transaction.

     (f) Any breach of Section 5.03(c) shall be deemed cured and no violation of Section 5.03(c) shall be deemed to have occurred or to exist if: (x) the aggregate principal amount of the Relevant Obligation is less than US$10,000,000 (calculated without any accrued interest, penalties or other similar amounts thereon), (y) the Protected Party is neither VIP, nor any Consolidated Subsidiary of VIP, nor the Company, nor any Consolidated Subsidiary of the Company, and (z) the Standstill Party complies with Section 5.03(d) and such enforcement action or bankruptcy proceeding is thereafter terminated.

     (g) Each of the Company and VIP will, or will cause each Protected Party to, promptly inform each other Party if it becomes aware of any violation of the terms of this Section 5.03.

                                  ARTICLE VI
                           CERTAIN CORPORATE MATTERS

6.01 Business Combination.
     --------------------

     (a) From and after the earlier of (i) the Third Closing Date or (ii) with respect to VIP only, an Eco Telecom Contribution Default, each of Eco Telecom and VIP shall have the right, for so long as such party is a Shareholder which owns the Specified Percentage (and, with respect to Eco Telecom only, so long as there has not occurred an Eco Telecom Contribution Default), to initiate a review of a Business Combination, in accordance with the procedures set forth in Schedule 3 hereto (such initiating Shareholder, the "Initiating Shareholder" and such review, a "Business Combination Review").

     (b) In the event of a Business Combination Review, the Appraisers selected in accordance with the procedures set forth in Schedule 3 hereto shall determine the Combination Ratio. If such Appraisers determine that the Combination Ratio is at least 90% and if two Appraisers' respective Combination Ratios do not differ by more than 20% from each other, then each of Eco Telecom, Telenor, VIP and the Company agree to take the following actions in furtherance of a Business Combination:

          (i) Subject to each party's relevant fiduciary duties and obtaining shareholder, regulatory and other customary and necessary approvals, each of VIP and the Company agrees to negotiate in good faith and use all commercially reasonable efforts to take all actions necessary to effect the Business Combination, including but not limited to entering into such agreements (subject to usual and customary terms and conditions) as are necessary to effect the Business Combination;

          (ii) Subject to the foregoing, VIP agrees to submit to its shareholders for approval (a) the Business Combination and (b) the issuance of capital stock by VIP, or a wholly owned subsidiary of VIP, or such other entity as the Parties may determine in accordance with the provisions hereof, in connection therewith; provided, that nothing
                                                          --------
          hereunder shall be deemed to require the board of directors of VIP to recommend the Business Combination or such issuance in any such submission to its shareholders; and

          (iii) Each of Eco Telecom, VIP and Telenor and their respective Permitted Transferees, if any, agrees to take all actions within the power of such

          Shareholder (solely in their respective capacity as a shareholder of the Company) to approve and effect the Business Combination, including but not limited to voting any securities of the Company held by such Shareholder, or any of its Controlled Affiliates, in favor of the Business Combination.

     (c) In the event of a Business Combination effected pursuant to Section 6.01(b), VIP will acquire all of the issued and outstanding shares of Common Stock of the Company in exchange for newly issued shares of capital stock of VIP, or a wholly owned subsidiary of VIP, or such other entity as the Parties may determine in accordance with the provisions hereof, at an exchange ratio equal to the final Combination Ratio determined pursuant to
     Schedule 3 hereto.

     (d) In the event of a Business Combination Review in which any Appraiser determines, in accordance with the procedures set forth in Schedule 3 hereto, that the Combination Ratio is less than 90%, or if no two of three Appraisers have determined Combination Ratios that are within 20% of each other, then such proposed Business Combination shall not be effected pursuant to the requirements set forth in this Section 6.01.

     (e) In the event that the Initiating Shareholder commences a Business Combination Review, all fees and expenses of the Initiating Shareholder, the non-Initiating Shareholder, the Appraisers and the Company incurred in connection with the Business Combination Review including, in each case, any legal, banking, accounting, and regulatory fees and expenses (collectively, the "Business Combination Fees") shall be paid in accordance with the provisions of Schedule 3 hereto; provided, however, that each
                                               --------  -------
     party shall be responsible for its own fees and expenses in connection with carrying out the provisions set forth in Section 6.01(b)(i) hereof.

     (f) The Parties acknowledge and agree it is their intent that, if Eco Telecom and/or Telenor, individually, own at the Specified Percentage of VIP immediately prior to the consummation of a Business Combination, Eco Telecom and/or Telenor, as the case may be, should have the right to individually own at least the Specified Percentage of VIP following such
     Business Combination.   Accordingly, if Eco Telecom and/or Telenor,
     individually, own at least the Specified Percentage of VIP immediately prior to a Business Combination, the Parties shall use all commercially reasonable efforts to provide Eco Telecom and/or Telenor, as the case may be, with the opportunity to own individually at least the Specified Percentage of VIP following such Business Combination. If the Parties are unable to provide Eco Telecom and/or Telenor, as the case may be, with such opportunity, Eco Telecom and/or Telenor, as the case may be, shall not be required to take any action in accordance with this Section 6.01 or
     Schedule 3 hereto, including, without limitation, the actions specified in
     Section 6.01(b)(3), in connection with any such Business Combination.

6.02 Non-Compete.

     (a) Subject to Sections 6.02(b) and (c) and the provisos set forth at the end of this Section 6.02(a) and except for each Party's and its Affiliates' Existing Investments, each Party or Shareholder, as the case may be, agrees that such Party or Shareholder, as the case may be, will not, without the prior written consent of the Company,
     (i) engage in the Business in any region in Russia, (ii) own or control, directly or indirectly, more than five percent (5%) of the voting capital stock in any Person (other than the Company, VIP, or any of their respective Controlled Affiliates) engaged in the Business in any region in Russia or (iii) permit any of its Controlled Affiliates (other than the Company, VIP, or any of their respective Controlled Affiliates) to engage in the Business in any region in Russia or own or control, directly or indirectly, more than five percent (5%) of the voting capital stock in any Person (other than the Company, VIP, or any of their respective Controlled Affiliates) engaged in the Business in any region in Russia; provided,
                                                                  --------
     however, that the restrictions contained in this Section 6.02(a) shall
     -------
     apply only to Parties which, together with their Affiliates, own or control, directly or indirectly, the Specified Percentage of the Company or the Specified Percentage of VIP; and, provided, further, that from the date
                                           --------  -------
     hereof until the earlier of the Third Closing Date or the termination of this Agreement, Eco Telecom shall be deemed, for the purposes of this
     Section 6.02, to own and control the Specified Percentage of the Company and the Specified Percentage of VIP. Notwithstanding the foregoing, (i) nothing herein shall prohibit VIP from engaging in the Business in the Moscow License Area and (ii) nothing herein shall permit the Company to engage in the Business in the Moscow License Area without the prior written consent of VIP.

     (b) The Parties acknowledge that this Section 6.02 shall not in any way limit any Party's or any of its Affiliates' right to:

          (i) maintain, increase the amount of, or otherwise develop its Investments in the Company or any of the Company's Controlled Affiliates, or in VIP or any of VIP's Controlled Affiliates;

          (ii) maintain, increase the amount of, or otherwise develop any of the Investments made or scheduled to be made by such Party or Affiliate of such Party on or prior to the date hereof in Persons engaged in the Business in Russia on the date hereof, in each case, as listed in Schedule 6.02(b) ("Existing Investments"), so long as, as a consequence of any such maintenance, increase or development of an Existing Investment, such Party or Affiliate does not own or control, directly or indirectly, a Controlling Interest in any Person (other than the Company, VIP, any of their respective Controlled Affiliates or any Existing Investments) which is engaged in the Business in Russia;

          (iii) acquire through a merger, or exchange of shares or assets of an Existing Investment (which may include cash and/or other property), or a consolidation or other similar business combination involving an Existing Investment, or maintain as a result of the foregoing, directly or indirectly, an ownership interest in any Person engaged in the Business in Russia, so long as, as a consequence of any such transaction, such Party or Affiliate does not own or control, directly or indirectly, a Controlling Interest in any Person (other than the Company, VIP or any of their respective Controlled Affiliates) engaged in the Business in Russia; provided, however, that such Party or
                                     --------  -------
          Affiliate shall be permitted to maintain its ownership interest in such Existing Investment;

          (iv) without limiting in any way any transactions permitted by clauses (i), (ii), (iii) or (v) of this Section 6.02(b), acquire or maintain, directly or indirectly, any ownership interest in any Person which, on a consolidated basis, derives less than 25% of its revenues (calculated on a consolidated basis for such Person under GAAP) from the Business in Russia; or

          (v) with respect to any Existing Investment, sell to, merge with or into, consolidate with, or otherwise effect a change of control with respect to, any Person which is engaged in the Business in Russia, so long as, as a consequence of such sale, merger, consolidation or change of control, such Party or Affiliate does not own or control, directly or indirectly, a Controlling Interest in any Person (other than the Company, VIP or any of their respective Controlled Affiliates) which is engaged in the Business in Russia; provided,
                                                                  --------
          however, that such Party or Affiliate shall be permitted to maintain
          -------
          its ownership interest in such Existing Investment.

     (c) The Parties acknowledge that this Section 6.02 shall not, in any way limit the right of Telenor or Eco Telecom, or any of their respective Permitted Transferees, to identify and pursue on a preliminary basis an opportunity (the "Opportunity") to obtain a telecommunications license to engage in the Business or acquire all or a portion of the shares of a Person holding directly or indirectly a telecommunications license to engage in the Business, or participate in a tender for such telecommunications license to engage in the Business, in any region in the Russian Federation, excluding the Moscow License Area and excluding those opportunities set forth in Schedule 6.02(c); provided, that neither Telenor
                                                  --------
     nor Eco Telecom (nor any of their respective Permitted Transferees) may pursue any such Opportunity more than twice prior to the second anniversary of the First Closing; and provided, further, that the following conditions
                               --------  -------
     are met:

          (i) Upon identifying any such Opportunity, the relevant Party shall promptly notify the Company thereof in writing, providing all relevant details to the Company (with a copy to VIP);

          (ii) The Company shall have a right of first refusal to pursue any such Opportunity, exercisable at no cost to the Company. The Board of the Company shall determine whether to exercise such right and pursue such Opportunity in accordance with the Management Regulations. If the Board of the Company determines that the Company should pursue such Opportunity, the Company shall, within fifteen (15) days of receipt of such notice from such Party, notify such Party that the Company has elected to exercise its right of first refusal in respect of such Opportunity. Thereafter, the Company may pursue such Opportunity as it shall, in its sole discretion, see fit, and such Party shall desist from pursuing such Opportunity;

          (iii) If the Board of the Company determines that the Company should not pursue such Opportunity, the Company shall, within fifteen (15) days of receipt of such notice from such Party, notify such Party that the Company has elected not to exercise its right of first refusal in respect of such Opportunity. If such Party decides to pursue such Opportunity, it shall do so through a Russian special purpose vehicle established solely for the purpose of owning and developing such Opportunity. Such special purpose vehicle shall have financial statements audited in accordance with GAAP commencing from the date of its establishment prepared by an internationally recognized accounting firm. In such event:

                 (A) With respect to any Opportunity for which notice was given pursuant to Section 6.02(c)(i) prior to the second anniversary of the First Closing, and with respect to any Opportunity in any subject (subyekt) of the Russian Federation in which the Company then holds a license to engage in the Business for which notice was given pursuant to Section 6.02(c)(i) on or after the second anniversary of the First Closing, the Company shall have a call option in respect of all of such Party's right, title and interest in and to the Opportunity, exercisable within three (3) years from the date of such Party's notice to the Company pursuant to Section 6.02(c)(i) at an exercise price equal to the greater of the Fair Market Value of such Opportunity and the cost of acquiring and developing such Opportunity through the date of exercise of such call option as evidenced by documents provided by such Party to the Company; and

                 (B) With respect to any Opportunity for which notice was given pursuant to Section 6.02(c)(i) on or after the second anniversary of the First Closing in any subject (subyekt) of the Russian Federation in which the Company does not then hold a license to engage in the Business, the Company shall have a call option in respect of all of such Party's right, title and interest in and to the Opportunity, exercisable within two (2) years from the date of such Party's notice to the Company pursuant to Section 6.02(c)(i), at an exercise price equal to the greater of the Fair Market Value of such Opportunity and the cost of acquiring and developing such Opportunity through the date of exercise of such call option, as evidenced by documents provided by such Party to the Company;

          provided, however, that if such Party decides to sell or otherwise
          --------  -------
          dispose of such Opportunity prior to the expiration of the relevant call option period, such Party shall provide thirty (30) days' prior written notice to the Company and the Company shall decide, prior to the expiration of such thirty (30) day period, whether to initiate the due diligence process set forth in Section 6.02(c)(iv) and thereafter, to exercise its call option in accordance with and subject to the terms described in this Section 6.02;

          (iv) With respect to each call option described in Section 6.02(c)(iii), the Board of the Company shall determine whether to exercise such call option in accordance with the Management Regulations. If the Board of the Company determines that the Company should exercise such call option, the Company shall, at least ninety (90) days prior to the end of such two (2) year period or three (3) year period, as the case may be, notify such Party that, subject to due diligence, obtaining the necessary approvals from all Governmental and Regulatory Authorities and obtaining the representations and warranties, and guarantee set forth below, the Company wishes to exercise such call option. The Company shall have sixty (60) days to conduct a due diligence investigation in respect of such Opportunity, commencing on the date on which the Board of the Company notifies such Party of the Company's wish to exercise such call option. Such Party shall cooperate with the Company in connection with such due diligence investigation and, upon request of the Company, its counsel, auditors or financial advisors, provide the Company with all documents and other information concerning such Opportunity. In addition, such Party agrees that it will not vote any of its Securities (and, in the case of Eco Telecom, exercise any other rights provided hereunder) against the sale or issuance by the Company or VIP of any shares of capital stock (provided such Party is given the opportunity to participate on a pro rata basis in order to maintain its shareholding in the Company and/or VIP, as applicable, and that such Party may make payment for such portion of the shares of capital stock of the Company and/or VIP by contributing the Opportunity (in whole or in part) to the Company and/or VIP (based on the Fair Market Value of the Opportunity)), or the borrowing by the Company or VIP of any public debt securities, in each case, the proceeds of which will be used to finance, directly or indirectly, the purchase of such Opportunity. If following such due diligence investigation the Company still wishes to exercise such call option, it shall, at least thirty (30) days prior to the end of such two (2) year period or three (3) year period, as the case may be, notify such Party thereof and instruct its counsel to prepare definitive documentation to effect the exercise of such call option, which definitive documentation will include the following:

               (A) customary representations by the seller of the Opportunity and such Party substantially similar to those representations set forth on Schedule 6.02(c)(iv)(A);

               (B) delivery of financial statements of the relevant Person, audited by an internationally recognized accounting firm in accordance with GAAP; and

               (C) a guarantee by the General Guarantor under (and as defined in) the Eco Telecom Guarantee Agreement or by the Guarantor under (and as defined in) the Telenor Guarantee Agreement, as applicable, of the representations and warranties of the seller of the Opportunity and Eco Telecom or Telenor, as applicable, and performance by the seller of the Opportunity and Eco Telecom or Telenor, as applicable, of the covenants and other terms in connection with the sale of the Opportunity substantially in the form of Schedule 6.02(c)(iv)(C); and

          (v) If for any reason the Company has not exercised such call option due to the failure of such Party to meet the requirements set forth in Section 6.02(c)(iv) within ninety (90) days from the date the Company notified such Party of its election to exercise the call option with respect to such Opportunity, such Party shall promptly sell or otherwise dispose of such Opportunity to a third party which shall not be an Affiliate of such Party and shall not be a Direct Competitor; provided, that in any event, such sale or disposition
                      --------
          shall be consummated within 18 months from the date of such notice by the Company to such Party.

     (d) For the avoidance of doubt, any Shareholder hereunder shall be deemed a "Party" for the purposes of this Section 6.02.

6.03 Charter.
     -------

Within three (3) Business Days following the date hereof, the Company shall file and, as promptly as practicable thereafter, shall register an amended and restated charter, substantially in the form of Exhibit C hereto, with the Moscow
                                               ---------
Registration Chamber. As soon as practicable after the date that the Company has completed all necessary corporate and regulatory approvals following the issuance of Preferred Stock to Eco Telecom in connection with the Preferred Stock Closing, the Company shall file an amended and restated charter, substantially in the form of Exhibit D hereto, with the Moscow Registration
                             ---------
Chamber in connection with the reorganization of the Company into an open joint stock company organized and existing under the laws of the Russian Federation. The Company and the Shareholders shall promptly undertake all other actions required to be performed in connection with such reorganization including but not limited to increasing the charter capital to meet the minimum requirements under Russian Law of open joint stock companies; provided, however, that the
                                                 --------  -------
Shareholders shall not be required to make any additional payments to the Company in connection with respect to such reorganization.

6.04 Amendment of Charter.
     --------------------

To the extent that pursuant to applicable law the legality, validity or enforceability of any of the provisions contained in this Agreement now or at any time hereafter requires that such provisions, or a reference to such provisions, be contained in the Company's Charter, or requires any amendment to the Company's Charter, then the Parties shall cause the Company to take such action as may be necessary to supplement or amend the Charter as so required, and each of the Parties hereby consents to such amendment to the fullest extent permitted by law. Without limiting the generality of the foregoing, the Parties shall take such action as may be necessary to supplement or amend the Charter to reflect, and not conflict or be inconsistent with, the provisions of this Agreement. The Parties also agree, to the extent permitted by law, to waive any rights or privileges granted to them (including but not limited to redemption rights, rights of first refusal and the like) by applicable law or the Charter that conflict or are inconsistent with the terms and conditions of this Agreement.

6.05 Certain Corporate Actions.
     -------------------------

Each Shareholder agrees to take all actions necessary to effect the transactions set forth in, or contemplated by, the Principal Agreements, including, but not limited to, voting (or causing to be voted) all of such Shareholder's respective Voting Securities at any meeting of shareholders (in person or by ballot) in favor of any action to effect the foregoing, and each Shareholder further agrees to waive any rights under Articles 30 and 75 of the Federal Law "On Joint Stock Companies" dated December 26, 1996, as amended, or similar rights under Russian Laws.



                                  ARTICLE VII
                                CONFIDENTIALITY

Each Party will hold, and will use its best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative or a bona fide Pledgee in connection with any action contemplated by Article IV hereof), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, as required to be disclosed under the Act, the Exchange Act or applicable stock exchange rules) or by other requirements of law or (b) disclosed in an action or proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the Company or any other Party or any of its or their Affiliates furnished by the Company or such other Party or their respective representatives to such Party in such capacity, except to the extent that such documents or information can be shown to have been (i) previously known by the Party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party or (iii) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential. In the event that this Agreement is terminated, upon the request of another Party, each Party hereto will, and will cause its Affiliates and their respective representatives to, unless otherwise required by law, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other Parties in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Party furnished such documents and information or its representatives.

                                 ARTICLE VIII
                         BOOKS AND RECORDS; REPORTING

8.01  Maintenance of Books and Records.
      --------------------------------

The Company shall maintain such corporate Books and Records necessary or appropriate for the conduct of its business. Such Books and Records, and the minutes of actions and/or meetings of the shareholders and directors of the Company, shall be kept at the principal office of the Company or at such other reasonable place as the Board may determine.

8.02  Right to Examine Books and Records.
      ----------------------------------

Any Shareholder shall have the right, at such Shareholder's expense, to examine, audit and make copies of the Books and Records of the Company, in person or by duly authorized agent or attorney, upon reasonable prior notice to the Company and during normal business hours.

8.03 Reporting.
     ---------

The Company shall furnish the following reports to each Party:

     (a) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within ninety (90) days thereafter, an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of each such quarterly period, and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP, as adjusted by the accounting procedures and policies utilized by the Company for internal management reports consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, which statements shall be subject to changes resulting from audit adjustments. Such statements, upon delivery thereof, shall have been reviewed by the Company's auditors; and

     (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter, an audited consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the previous fiscal year. Such statements, upon delivery thereof, shall have been audited by the Company's auditor, which shall be selected by the Board in accordance with the Charter and this Agreement from among the major international accounting firms.

                                  ARTICLE IX
                                INDEMNIFICATION

The Company shall indemnify, defend and hold harmless the Parties' respective directors, officers and employees who are acting as a Director or officer of the Company or any of its Controlled Affiliates, and any other directors or officers of the Company or any of its Controlled Affiliates, in such Person's capacity as a Director or officer of the Company or any of its Controlled Affiliates (each and severally, an "Indemnified Person", and collectively, the "Indemnified Persons"), from and against any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses, including reasonable fees and expenses of counsel selected by the Indemnified Person (collectively, "Damages") to which the Indemnified Person may become subject by reason of, or in connection with, any action taken or omitted to be taken by such Person arising out of such Person's status as a director or officer of the Company or any of its Controlled Affiliates, to the fullest extent permitted by law, except that the Company shall not indemnify any Indemnified Person for any Damages (i) arising from such Indemnified Person's bad faith or willful misconduct, or (ii) as to which indemnification is barred under applicable law. Attorneys' fees and expenses shall be paid by the Company as they are incurred, upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined that such Indemnified Person is not entitled to indemnification with respect thereto.

The Company shall procure director and officer liability insurance or similar insurance policy, at its expense, insuring such Indemnified Persons against any of the Damages for which the Company is obligated to indemnify any Indemnified
Person pursuant to this Article IX.   Notwithstanding any other provision of
this Article IX, the Company shall be obligated to indemnify any Indemnified Person eligible for indemnification hereunder only to the extent payments under such insurance policy are insufficient to hold harmless such Indemnified Person in respect of any such Damages (or actions in respect thereof).

                                   ARTICLE X
                             TERM AND TERMINATION

This Agreement shall take effect on the date hereof and remain in effect until the earliest of:

     (a) at midnight (Moscow time) on the Final Date, if the First Closing has not occurred by such time ;

     (b) the date on which all of the Parties and the Company agree in writing to the termination of this Agreement;

     (c) the date on which a meeting of the shareholders of VIP is held at which a vote of such shareholders is conducted concerning the transactions contemplated by this Agreement and the other Principal Agreements and such shareholders fail to approve such transactions as are required by Russian Law and the Charter to be approved by such shareholders;

     (d) with respect to any Party, such date that such Party has effectively Transferred, in accordance with Section 4.09, all of its Securities; provided, that following an Eco Telecom Contribution Default, Eco Telecom's
     --------
     obligations (and the obligations of any of Eco Telecom's Permitted Transferees) under Sections 5.03, 6.02(a) and 6.02(b) shall remain in effect until the Third Closing Date; and

     (e) with respect to Telenor only, upon the Third Closing if Telenor has not purchased the Second Closing Telenor Shares or the Third Closing Telenor Shares (as such terms are defined in the Primary Agreement), pursuant to the terms of the Primary Agreement;

provided, that no such termination shall be deemed to relieve any Party of any
--------
obligations of such Party pursuant to this Agreement accruing, or resulting from actions or omissions of such Party occurring, prior to the date of such termination; and provided, further, that Section 6.02(c) shall not terminate
                 --------  -------
with respect to any Party until all call options with respect to any Opportunities under Section 6.02(c) have lapsed or been exercised.

                                   ARTICLE XI
                               DISPUTE RESOLUTION

11.01 Arbitration; Consent to Jurisdiction; Service of Process; Waiver of Sovereign Immunity.

       (a) Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules then in force (the "UNCITRAL Rules") in accordance with the following terms and conditions:

           (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

           (ii)   The place of the arbitration shall be Geneva, Switzerland.

           (iii) Where there is only one claimant party and one respondent party, each shall appoint one arbitrator in accordance with the UNCITRAL Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the UNCITRAL Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose. Where there is more than one claimant party, or more than one respondent party, all claimants and/or all respondents shall attempt to agree on their respective appointment(s). In the event that all claimants and all respondents cannot agree upon their respective appointments(s) within thirty (30) Business Days of the date of the notice of arbitration, all appointments shall be made by the International Court of Arbitration of the International Chamber of Commerce.

           (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

           (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is accordance with the terms of this Agreement, including specific performance, and including, but not limited to injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

           (vi) The award of the arbitrators shall be final and binding on the Parties.

           (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

       (b) Except for arbitration proceedings pursuant to Section 11.01(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

       (c) Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by Section 11.01(b), with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Parties by facsimile as specified in Section 12.01. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other Party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.01 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with this Section 11.01(c).

       (d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and each of the other Principal Agreements to which it is a party and in performing its obligations hereunder and thereunder, and each Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

                                  ARTICLE XII
                                 MISCELLANEOUS

12.01  Notices.
       -------

All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by facsimile or by hand in writing and transmitted by facsimile or courier and delivered to the "Address for Notices" specified below or at such other address as shall be designated by such Party in a notice to each other Party:

If to VIP, to:

     Vimpel-Communications
     10 Ulitsa 8-Marta
     Building 14
     125083, Moscow
     Russian Federation

     Facsimile No.: +7 095 755 3682
     Attention: Georgy Silvestrov
     General Counsel

With a copy to:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     Ducat Place II
     7 Ulitsa Gasheka
     123056, Moscow
     Russian Federation

     Facsimile No.: +7 095 974 2412
     Attention: Melissa J. Schwartz


If to Eco Telecom, to:

     Eco Telecom Limited
     Suite 2, 4 Irish Place
     Gibraltar

     Facsimile No.: + 3 504 1988
     Attention:  Franz Wolf

With a copy to:

     OOO Alfa-Eco
     21 Novy Arbat
     121019 Moscow
     Russian Federation

     Facsimile No.: + 7 095 202 8364
     Attention:  Stanislav Shekshnya

And a copy to:

     Herbert Smith CIS Legal Services

     24 Korobeinikov Pereulok
     119034 Moscow
     Russian Federation

     Facsimile No.: +7 095 363 6501
     Attention:  Vladimir Afonkin

If to the Company, to:

     VimpelCom-Region
     10 Ulista 8-Marta
     Building 14
     125083 Moscow
     Russian Federation

     Facsimile No.: +7 095 755 3682
     Attention:  Vladimir Golosov
                 General Counsel

With a copy to:

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     Ducat Place II
     7 Ulitsa Gasheka
     123056, Moscow
     Russian Federation

     Facsimile No.: +7 095 974 2412
     Attention: Melissa J. Schwartz

And a copy to :

     Herbert Smith CIS Legal Services

     24 Korobeinikov Pereulok
     119034 Moscow
     Russian Federation

     Facsimile No.: +7 095 363 6501
     Attention:   Vladimir Afonkin

If to Telenor, to:

Telenor East Invest AS
Universitetsgaten 2
N-0130 Oslo
Norway

Facsimile No.: +47 22 77 9159
Attention:    Henrik Torgersen

With a copy to:

Advokatene i Telenor
Universitetsgaten 2
N-0130 Oslo
Norway

Facsimile No.: +47 22 11 4461
Attention:  Bjorn Hogstad

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given and shall be effective when transmitted by facsimile, personally delivered or, in the case of any notice delivered by courier, upon receipt, in each case, given or addressed as aforesaid.

12.02  Entire Agreement.
       ----------------

This Agreement, together with the Principal Agreements, supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof, and contains the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

12.03  Waiver.
       ------

Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

12.04  Amendment.
       ---------

This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.05  No Assignment; Binding Effect;  No Third Party Beneficiary.
       ----------------------------------------------------------

Except as expressly provided herein, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

12.06  Governing Law.
       -------------

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of a different law.

12.07  Severability.
       ------------

If any provision in this Agreement or any other document executed in connection herewith is or shall become invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability of such provision in such jurisdiction shall not affect or impair the validity, legality or enforceability of (i) any other provision of this Agreement or any such other document in such jurisdiction or (ii) such provision or any other provision of this Agreement or any such other document in any other jurisdiction.

12.08  Further Assurances.
       ------------------

From time to time, at any Party's reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

12.09  Headings.
       --------

The headings contained in this Agreement are for convenience of reference only, and do not form a part hereof and in no way interpret or construe the provisions hereof.

12.10  Counterparts.
       ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

12.11  Stop Transfer.
       -------------

To the extent permitted by applicable law, each Party agrees with, and covenants to the other Parties that such Party shall not request that the Company or the Registrar register the transfer (book-entry or otherwise) of any of such Party's Securities, unless such transfer is made in compliance with this Agreement.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed by its duly authorized officer, effective as of the day and year first above written.


OPEN JOINT STOCK COMPANY "VIMPEL-COMMUNICATIONS"


By:  /s/ Dmitri Borisovich Zimin
     -------------------------------------
     Name:  Dmitri Borisovich Zimin
     Title:  President

By:  /s/ Vladimir Bychenkov
     -------------------------------------
     Name:  Vladimir Bychenkov
     Title:  Chief Accountant


ECO TELECOM LIMITED



By:  /s/ Serge Barychkov
     -------------------------------------
     Name:  Serge Barychkov
     Title:  Attorney-in-Fact


CLOSED JOINT STOCK COMPANY "VIMPELCOM-REGION"



By:  /s/ Maurice H. Worsfold
     -------------------------------------
     Name:  Maurice H. Worsfold
     Title:  Attorney-in-Fact


By:  /s/ Galina V. Nesterova
     -------------------------------------
     Name:  Galina V. Nesterova
     Title:  Chief Accountant


TELENOR EAST INVEST AS



By:  /s/ Tron Ostby
     -------------------------------------
     Name:  Tron Ostby
     Title:  Attorney-in-Fact

                                      45